Exhibit 10.1
EXCHANGE AGREEMENT
This Exchange Agreement (this “Agreement”) is made and entered into as of August 24, 2022 by and among Green Plains Inc., an Iowa corporation (the “Company”), and each of the entities (each, a “Noteholder” and, collectively, the “Noteholders”) listed on Schedule “A” attached to this Agreement (collectively, “Schedule A”; the Schedule A pertaining to each individual Noteholder is referred to herein as the “applicable Schedule A”, and the accounts, if any, on behalf of which any Noteholder may be acting, as specified on the applicable Schedule A, for whom the Noteholder holds contractual and investment authority, are referred to herein as the “Represented Accounts”). The Company and the Noteholders are sometimes collectively referred to in this Agreement as the “Parties” and individually as a “Party”.
WHEREAS, the Noteholders or Represented Accounts currently own $13,550,000 aggregate principal amount of the Company’s 4.125% Convertible Senior Notes due 2022 (the “Existing 2022 Notes”); and
WHEREAS, the Parties desire that the Company acquire, and that each Noteholder delivers to the Company, the principal amount of the Existing 2022 Notes owned by each such Noteholder or its Represented Account and specified in the applicable Schedule A in exchange for the Company’s issuance to such Noteholder or its Represented Account of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), upon the terms and conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings herein contained, the Parties agree as follows:
SECTION 1.    Exchange.
    1.1    Exchange of Existing 2022 Notes.
    (a)    On and subject to the terms and conditions set forth in this Agreement and in reliance upon the representations and warranties set forth below, on the Closing Date (as defined below), the Company shall acquire from each Noteholder or its Represented Account, and each Noteholder shall transfer, assign and deliver to the Company, all of its or its Represented Account’s rights, title and interest in the aggregate principal amount of the Existing 2022 Notes owned by such Noteholder and as set forth in the applicable Schedule A hereto for such Noteholder, free and clear of any Liens (as defined below), in exchange for (i) a number of shares of Common Stock equal to the Exchanged Shares, free and clear of any Liens to be issued at the Closing as contemplated herein, plus (ii) an amount in cash equal to the accrued and unpaid interest on such Existing 2022 Notes to and including the Maturity Date as calculated in accordance with that certain indenture by and between the Company and the Trustee, dated August 15, 2016 (the “Indenture”), relating to the Existing 2022 Notes (such interest payment, in the amounts shown on Schedule A hereto, the “Cash Interest Payment”). The Cash Interest Payment shall be made by wire transfer to the account of the Noteholder specified in the applicable Schedule A at the Closing.
    (b)    No additional consideration for any purpose shall be due to the Noteholders in respect of such Existing 2022 Notes other than the Exchanged Shares issuable hereunder and the Cash Interest Payment.

    1.2    Delivery of Exchanged Shares. Notwithstanding anything herein to the contrary, but subject to Section 1.2(b) and the conditions set forth in Section 1.4, at the Closing, the Company shall issue and deliver to each Noteholder the number of Exchanged Shares equal to the number of Exchanged Shares as finally determined pursuant to Section 1.1(c).
    1.3    Announcement of the Transactions. The Company shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date hereof, issue one or more press releases or file with the Securities and Exchange Commission (the “Commission”) a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby and any other material, nonpublic information that the Company or any of its respective officers, directors or employees has provided to any Noteholder at any time prior to the issuance or filing, as applicable, of the Disclosure Document.
    1.4     Closings.
    (a)    The closing of the transactions contemplated by Section 1.1 with respect to the Exchanged Shares (the “Closing”) will take place on the second business day following the execution of this Agreement, subject to this Section 1.4 and to the satisfaction or waiver of the conditions set forth in this Section 1.4 (other than those that by their terms are to be satisfied or waived at the Closing) or at the first date thereafter as the conditions set forth in this Section 1.4 have been satisfied or waived (the “Closing Date”).
    (b)    On the Closing Date, each Noteholder shall (i) direct the eligible Depository Trust Company (“DTC”) participant through which such Noteholder, or its Represented Account, holds a beneficial interest in the Existing 2022 Notes to submit a one-sided withdrawal instruction through DTC’s DWAC program to Wilmington Trust, National Association, as custodian and trustee for the Existing 2022 Notes (the “Trustee”), of such Noteholder’s, or its Represented Account’s, Existing 2022 Notes set forth on such Noteholder’s applicable Schedule A, on (and not before) the Closing Date no later than 9:30 a.m., New York City time, on the Closing Date (and such Noteholder acknowledges that any such withdrawal instruction submitted on any day before the Closing Date will expire unmatched at the close of business on such day and will need to be resubmitted on the Closing Date); and (ii) submit, for its own account or the account of its Represented Account, through the DTC’s DWAC program, a deposit instruction to Continental Stock Transfer & Trust Company, acting as transfer agent and DTC custodian for the Common Stock (the “Stock Transfer Agent”), for the aggregate number of Exchanged Shares applicable to such Noteholder, which deposit instruction must be submitted on (and not before) the Closing Date no later than 9:30 a.m., New York City time, on the Closing Date (and such Noteholder acknowledges that any such deposit instruction submitted on any day before the Closing Date will expire unmatched at the close of business on such day and will need to be resubmitted on the Closing Date).
    (c)    On the Closing Date, the Company shall deliver or caused to be delivered to such Noteholder or Represented Account the number of Exchanged Shares set forth on Schedule A applicable to such Noteholder via book-entry delivery pursuant to DWAC instructions specified on the applicable Schedule A, with any transfer taxes payable in connection with the delivery of such Exchanged Shares duly paid by the Company; provided that it is understood that no delivery of such Exchanged Shares shall be made until a valid DWAC withdrawal instruction for the Existing 2022 Notes and a valid DWAC deposit instruction for such Exchanged Shares has been received by the Trustee and the Stock Transfer Agent.
    (d)    On the Closing Date, the Company will deliver to such Noteholder the applicable Cash Interest Payment by wire transfer to the account of such Noteholders, or its Represented Accounts as set forth on the applicable Schedule A.

    (e)    As a condition to the Closing, as of the Closing Date, the Exchanged Shares shall have been approved for listing on the Nasdaq Global Select Market (“Nasdaq Market”) without requiring approval thereof by the Company’s stockholders under the rules of the Nasdaq Market, subject to official notice of issuance.
    (f)    If (i) the Trustee is unable to locate the Noteholder’s DWAC withdrawal in respect of the Existing 2022 Notes, (ii) the Stock Transfer Agent is unable to locate the DWAC deposit in respect of the Exchanged Shares or (iii) such DWAC withdrawal or DWAC deposit does not conform with the Existing 2022 Notes or the Exchanged Shares to be exchanged or issued, as applicable, pursuant to this Agreement, the Company will promptly notify the applicable Noteholder. If, because of the occurrence of such an event, the Exchanged Shares are not delivered on the Closing Date, they will be delivered on the business day following the Closing Date, on which the Trustee is able to locate the DWAC withdrawal or the Stock Transfer Agent is able to locate the DWAC deposit and/or the DWAC withdrawal or DWAC deposit conforms with the Existing 2022 Notes or the Exchanged Shares, as applicable. All questions as to the form of all documents and the validity and acceptance of the Existing 2022 Notes and the issuance of the Exchanged Shares will be determined by the Company, in its reasonable discretion, which determination shall be final and binding.
SECTION 2.    Representations and Warranties of the Company. The Company hereby represents and warrants to each Noteholder that:
    2.1    Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa.
    2.2    Authorization.
    (a)    The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and subject to Section 2.6, all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.
    (b)    This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles.
    2.3    Validity of the Shares. The Company has duly authorized and reserved for issuance a number of shares of Common Stock equal to the maximum number of Exchanged Shares that may be issued pursuant to this Agreement. When issued and delivered in accordance with the terms of this Agreement, the Exchanged Shares will be validly issued, fully paid and nonassessable, and the issuance of any such Exchanged Shares will not subject to any preemptive or similar rights.
    2.4    SEC Filings.
    (a)    The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission under Sections 13, 14(a) and 15(d) of the Exchange Act, in the two years preceding the date hereof on a timely basis, except where the failure to file on a timely basis would not reasonably be expected to affect the Company’s ability to carry out and perform all of its obligations under this Agreement. As of their respective filing dates (or, if amended prior to the date of this Agreement, when amended), such documents filed with the Commission pursuant to the Exchange Act (the “SEC Documents”) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. The Company has made available to each Noteholder or its representatives, or each Noteholder has had access through the Commission’s EDGAR website to, true and complete copies of the SEC Documents.
    (b)    The Company is not and, after giving effect to the transactions contemplated by this Agreement, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.
    (c)    As of the date hereof, the Covered Documents (as defined below), taken as a whole, do not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As used herein, “Covered Documents” means each of the following documents: (i) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including those portions of the Company’s Proxy Statement on Schedule 14A filed on March 25, 2022 that are incorporated therein by reference; (ii) the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022; and (iii) the Company’s Current Reports on Form 8-K (excluding any Current Reports or portions thereof that are furnished, and not filed, pursuant to Item 2.02 or Item 7.01 of Form 8-K, and any related exhibits) filed with the SEC after December 31, 2021.
    2.5    Non-Contravention. The execution, delivery and performance by the Company of this Agreement, the issuance of the Exchanged Shares and the consummation by the Company of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination of any right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property, right or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to the Company or any of its subsidiaries or by which the Company or any of its subsidiaries is bound or to which any of the property, right or assets of the Company or any of its subsidiaries is subject, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default or termination that, would not, individually or in the aggregate, have, or would reasonably be expected to have, a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations and prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”).
    2.6     No Consents or Approvals. No consent, filing, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of its obligations under this Agreement, the issuance of the Exchanged Shares and the consummation by the Company of the transactions contemplated by this Agreement, except for such filings, consents, approvals, authorizations, orders and registrations or qualifications (i) which have been obtained or made or (ii) as may be required by the Financial Industry Regulatory Authority, Inc. and the Nasdaq Market.

    2.7     No Registration Required. Assuming the accuracy of each Noteholder’s representations in Section 3 hereof, it is not necessary in connection with the issuance of the Exchanged Shares to such Noteholder in the manner contemplated by this Agreement to register such issuances and sales under the Securities Act of 1933, as amended (the “Securities Act”). Upon issuance, the Exchanged Shares will be issued without any restricted CUSIP or other restrictive legend and will be freely tradable (other than by affiliates of the Company) under the Securities Act.
SECTION 3.     Representations and Warranties of the Noteholders. Each Noteholder, severally with respect to itself and its Represented Accounts (if any) and not jointly with other Noteholders, hereby represents and warrants to the Company that the following statements are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date:
    3.1     Organization. Such Noteholder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.
    3.2     Authorization.
    (a)    Such Noteholder has full right, power and authority to exchange, sell, assign and transfer the Existing 2022 Notes and to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.
    (b)     This Agreement has been duly authorized, executed and delivered by the Noteholder and constitutes a valid and binding obligation of the Noteholder, enforceable against the Noteholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles.
    3.3     Ownership. Such Noteholder, or each of its Represented Accounts, is the beneficial owner of the Existing 2022 Notes set forth on the applicable Schedule A and, as of the Closing, will be the beneficial owner of such Existing 2022 Notes. Such Noteholder, or each of its Represented Accounts, has, and will have at the Closing, good, valid and marketable title to the Existing 2022 Notes set forth on the applicable Schedule A opposite the name of such Noteholder or Represented Account, free and clear of all mortgages, liens, pledges, charges, security interests, encumbrances, title retention agreements, options, preemptive rights, equity or other adverse claims thereto (collectively, “Liens”) (other than pledges or security interests that the Noteholder may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker, which will be terminated in connection with Closing). No proceeding relating to such Noteholder is pending or, to the knowledge of such Noteholder, is threatened before any court, arbitrator or administrative or governmental body that would adversely affect such Noteholder’s right to transfer the Existing 2022 Notes to the Company. Such Noteholder is not, and has not been during the consecutive three-month period preceding the date hereof, a director, officer or “affiliate” within the meaning of Rule 144 under the Securities Act of the Company. To its knowledge, such Noteholder did not acquire any of the Existing 2022 Notes, directly or indirectly, from the Company or any affiliate of the Company and no affiliate of the Company has held such Existing 2022 Notes within the past year.
    3.4     Transfer of the Existing 2022 Notes. Such Noteholder has made an independent decision to transfer such Noteholder’s Existing 2022 Notes based on the information available to such Noteholder. Each Noteholder acknowledges that it has independently made its own analysis and decision to transfer such Noteholder’s Existing 2022 Notes and without reliance upon the

Company or its affiliates or representatives and based on such information as it has deemed appropriate in its independent judgment. Such Noteholder has not relied on any information (in any form, whether written or oral, including any representation or warranty of the Company) furnished by or on behalf of the Company or any of its respective affiliates or representatives in making that decision (other than, with respect to the Company, filings made by the Company with the Commission and other public disclosures and the representations of the Company expressly set forth herein).
    3.5     Investment.
    (a)     Such Noteholder is knowledgeable, sophisticated and experienced in business and financial matters and has previously invested in securities similar to the Exchanged Shares. Such Noteholder is able to bear the economic risk of its investment in the Exchanged Shares and is presently able to afford the complete loss of such investment and has been afforded access to information about the Company and its affiliates and their financial condition, results of operations, business, property and management sufficient to enable such Noteholder to evaluate its investment in the Exchanged Shares. Such Noteholder was given a meaningful opportunity to negotiate the terms of the transactions contemplated hereby and neither the Company nor any of its affiliates or representatives put any pressure on such Noteholder to respond to the opportunity to participate in the transactions contemplated hereby or condition its participation on such Noteholder exchanging a minimum amount of its Existing 2022 Notes. Such Noteholder and Represented Account for which it is acting are each an “accredited investor” as defined in Rule 501(a) under the Securities Act and such Noteholder and any Represented Account for which it is acting are each a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.
    (b)     Such Noteholder (i) has received such information about the Company as requested by such Noteholder, including the SEC Documents and the Covered Documents; (ii) understands and accepts that the Exchanged Shares to be issued pursuant to this Agreement involve risk, including those described or incorporated by reference in the SEC Documents and the Covered Documents, as applicable, and (iii) has made an independent decision to acquire the Exchanged Shares based on the information available to such Noteholder. Such Noteholder acknowledges that it has independently made its own analysis and decision to acquire the Exchanged Shares without reliance upon the Company or its respective representatives and based on such information as it has deemed appropriate in its independent judgment. Such Noteholder has not relied on any information (in any form, whether written or oral, including any representation or warranty of the Company) furnished by or on behalf of the Company or its respective affiliates and representatives in making that decision (other than, with respect to the Company, filings made by the Company with the Commission and other public disclosures and the representations of the Company expressly set forth herein). Such Noteholder further acknowledges that (i) it has consulted its own tax advisors and (ii) it has not relied on the Company or its respective affiliates or representatives for any tax advice related to the transactions contemplated hereunder.
    (c)     Such Noteholder acknowledges and understands that (i) the Company possesses material nonpublic information regarding the Company not known to the Noteholder that may impact the value of the Common Stock of the Company (the “Information”), and that the Company is not disclosing the Information to such Noteholder. Such Noteholder understands, based on its experience, the disadvantage to which such Noteholder is subject due to the disparity of information between the Company and such Noteholder. Notwithstanding such disparity, such Noteholder has deemed it appropriate to enter into this Agreement and to the exchange of the Existing 2022 Notes for the Exchanged Shares and the consummation by the Noteholder of the transactions contemplated by this Agreement.

    (d)    Such Noteholder agrees that none of the Company, its affiliates, principals, employees and agents shall have any liability to such Noteholder whatsoever due to or in connection with the Company’s use or non-disclosure of the Information or otherwise as a result of the exchange of the Existing 2022 Notes for the Exchanged Shares and the consummation of the transactions contemplated by this Agreement, and such Noteholder hereby irrevocably waives any claim that it might have based on the failure of the Company to disclose the Information.
    (e)     Such Noteholder is acquiring the Exchanged Shares to be issued to it pursuant to this Agreement for investment purposes and solely for its account without a view to the distribution thereof.
    (f)     None of the Company nor any of its respective affiliates, representatives, officers, employees, agents or controlling persons have provided any investment advice or rendered any opinion to such Noteholder as to whether the transaction contemplated hereby is prudent or suitable.
    3.6     Compliance with Laws.
(a)     Each Noteholder will comply with all applicable laws and regulations in effect in any jurisdiction in which the Noteholder exchanges the Existing 2022 Notes or is issued the Exchanged Shares and will obtain any consent, approval or permission required for such acquisitions or exchange under the laws and regulations of any jurisdiction to which the Noteholder is subject or in which the Noteholder makes such acquisitions or exchanges, and the Company shall have no responsibility therefor.
(b)     Each Noteholder is a resident of the jurisdiction set forth on the applicable Schedule A hereto.
    3.7     No Guarantees. Each Noteholder confirms that none of the Company nor any of its respective affiliates or representatives has (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial accounting or otherwise) of the exchange of the Existing 2022 Notes for the Exchanged Shares, or (B) made any representation to such Noteholder regarding the legality of the transactions contemplated hereby under applicable investment guidelines, laws or regulations (other than, with respect to the Company, the representations of the Company expressly set forth herein).
    3.8     Non-Contravention. The execution, delivery and performance by the Noteholder of this Agreement, the exchange of the Existing 2022 Notes for the Exchanged Shares and the consummation by the Noteholder of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination of any right or asset of the Noteholder or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Noteholder or any of its subsidiaries is a party or by which the Noteholder or any of its subsidiaries is bound or to which any of the property, right or assets of the Noteholder or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Noteholder or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to the Noteholder or any of its subsidiaries or by which the Noteholder or any of its subsidiaries is bound or to which any of the property, right or assets of the Noteholder or any of its subsidiaries is subject, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default or termination that, would not, individually or in the aggregate, have, or would reasonably be expected to have a material adverse effect on the ability of such Noteholder to carry out its obligations hereunder.
    3.9     No Brokers or Finders. None of such Noteholder nor any of its officers or directors or persons serving in a similar capacity has retained or authorized any agent, investment banker, financial advisor, broker, finder or other intermediary to act on behalf of such Noteholder or incurred any liability for any agent’s, banker’s, financial advisor’s, broker’s or finder’s fees or commissions in connection with the transactions contemplated by this Agreement.
    3.10     Represented Accounts. If a Noteholder is acting on behalf of a Represented Account hereunder, such Noteholder has (i) sole investment discretion with respect to each such Represented Account, (ii) full power to make the foregoing representations, warranties and covenants on behalf of such Represented Account and (iii) the contractual authority to enter into this Agreement and to carry out the transactions contemplated hereby with respect to such Represented Account.
    3.11     No Manipulation of Stock. Such Noteholder has not taken, in violation of applicable law, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the transactions contemplated hereby or the sale or resale of the shares of Common Stock.
    3.12     Nature of Transactions. Such Noteholder had a sufficient amount of time to consider whether to participate in the transactions contemplated by this Agreement, and none of the Company or its respective affiliates and representatives has placed any pressure on such Noteholder to respond to the opportunity to participate in such transactions. The Noteholder acknowledges that the terms of such transactions have been mutually negotiated between such Noteholder and the Company.
    3.13     No HSR. The transactions contemplated hereby do not require any filing by such Noteholder (or its affiliates) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).
SECTION 4.     Termination.
    4.1     Conditions of Termination. Notwithstanding anything to the contrary contained herein, with respect to any individual Noteholder, this Agreement may be terminated (a) at any time by mutual written agreement of the Company and the respective Noteholder, (b) by either Party if (i) the Closing shall not have occurred on or before August 31, 2022 or (ii) any governmental authority of competent jurisdiction shall have issued or entered any governmental order or taken any other action permanently restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated herein; provided, however, the right to terminate this Agreement pursuant to Section 4.1(b) shall not be available to any Party whose failure to comply with or perform in any material respect any covenant under this Agreement shall have caused the Closing not to occur on or before such termination date.
    4.2     Effect of Termination. In the event of termination pursuant to Section 4.1 hereof, this Agreement shall become null and void with respect to any individual Noteholder and have no effect (other than this Section 4.2 and Section 6, which shall survive termination) with no liability on the part of the Company or such Noteholder, or their respective directors, officers, agents or stockholders, with respect to this Agreement, except for the liability of any fraud, or willful or intentional breach of this Agreement.
SECTION 5.     Defined Terms. Capitalized terms used, but not otherwise defined, in this Agreement have the meanings set forth in this Section 5.
    5.1     “Exchange Ratio” means 35.9864
    5.2     “Exchanged Shares” means the product of (i) the principal amount of the Existing 2022 Notes set forth on the applicable Schedule A for each Noteholder divided by 1,000, and (ii) the Exchange Ratio.
SECTION 6. Miscellaneous.
    6.1     Further Assurances. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement or the transactions contemplated hereby, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party may reasonably request, at the requesting Party’s expense.
    6.2     Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or a Noteholder without the prior written consent of the other party.
    6.3     Counterparts. This Agreement may be executed simultaneously in counterparts (including by means of facsimile or other electronic transmission), any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same agreement.
    6.4     Descriptive Headings; Interpretation. The headings and captions used in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in Schedule A and not otherwise defined therein shall have the meanings set forth in this Agreement. The use of the word “including” herein shall mean “including without limitation”. The Parties intend that each representation, warranty and covenant contained herein shall have independent significance.
    6.5     Entire Agreement. This Agreement and the agreements and documents referred to herein contain the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.
    6.6     Amendment. This Agreement may be amended, modified, discharged, terminated or supplemented but only in writing (including a writing evidenced by a facsimile transmission or other electronic transmission) signed by the Party against which enforcement is sought.
    6.7     Expenses. Except as set forth in the following sentence, each Party will bear its own fees and expenses in connection with the transactions contemplated hereby.
    6.8     APPLICABLE LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT, AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PARTIES AGREE TO WAIVE

ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE ARISING FROM OR RELATED TO THIS AGREEMENT.
    6.9     Submission to Jurisdiction. Each Party agrees that any suit, action or proceeding bought by it against the other Party arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted exclusively in federal or state courts located in the State of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding.
    6.10     Survival. All authority herein conferred or agreed to be conferred in this Agreement shall survive the dissolution of such Noteholder and any representation, warranty, undertaking and obligation of such Noteholder hereunder shall be binding upon the trustees in bankruptcy, legal representatives, successors and assigns of such Noteholder.
    6.11     Taxation. The Noteholder acknowledges that, if a Noteholder is a United States person for U.S. federal income tax purposes, either (i) the Company must be provided with a correct taxpayer identification number (“TIN”) (generally a person’s social security or federal employer identification number) and certain other information on a properly completed and executed Internal Revenue Service (“IRS”) Form W-9, which is provided herein on Exhibit C attached to this Agreement, or (ii) another basis for exemption from backup withholding must be established. The Noteholder further acknowledges that, if a Noteholder is not a United States person for U.S. federal income tax purposes, the Company must be provided the appropriate properly completed and executed IRS Form W-8, attesting to that non-U.S. Noteholder’s foreign status. The Company shall request all necessary tax forms, including IRS Form W-9 and IRS Form W-8, as applicable, from each Noteholder as may be reasonably necessary to reduce or eliminate any such withholding or deduction. Each Noteholder further acknowledges that, if it fails to provide such necessary tax forms, payments made to such Noteholder pursuant to this Agreement may be subject to 30% U.S. federal withholding on amounts, if any, attributable to accrued and unpaid interest or 24% U.S. federal backup withholding unless such Noteholder properly establishes an exemption from, or a reduced rate of, such withholding or backup withholding.
    6.12     Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be delivered by electronic mail to the address designated below, and shall be effective on the date that the email is sent (provided that the sender has not received any “bounceback”). However, if the time of deemed receipt of any notice is not before 5:30 p.m. New York City time on a business day at the address of the recipient it is deemed to have been received at the commencement of business on the next business day:
If to the Company:
1811 Aksarben Drive
Omaha, NE 68106
Telephone: (402) 952-4906
E-mail: Patrich.Simpkins@gpreinc.com
Attention: Chief Financial Officer
If to the Noteholders:
To the address or addresses set forth on Schedule A
    6.13     Notification of Changes. Each Noteholder hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the Closing Date which would cause any representation, warranty or covenant of such Noteholder contained in this Agreement to be false or incorrect.
    6.14     No Construction Against Draftsperson. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.
    6.15     No Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Exchanged Shares in a manner that would (i) require the registration under the Securities Act of the offer and sale of any of the Exchanged Shares in the manner contemplated by this Agreement or (ii) be aggregated with the sale of the Exchanged Shares for purposes of the rules and regulations of any trading market on which the Common Stock is listed such that it would require shareholder approval for the sale or issuance of the Exchanged Shares as contemplated by this Agreement.
(Signatures on next page)

IN WITNESS WHEREOF, the Parties hereto have executed this Exchange Agreement as of the date first written above.
COMPANY:
GREEN PLAINS INC.
By:             /s/ G. Patrich Simpkins
Name:         G. Patrich Simpkins
Title:         Chief Financial Officer
NOTEHOLDER:
BARINGS LLC
(in its capacities described in the first paragraph hereof)
By:             /s/ Stephen K. Ehrenberg
Name:         Stephen K. Ehrenberg
Title:         Managing Director

[Signature Page to Exchange Agreement]